Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated October 19, 2008, relating to the financial statements of PB Properties & Investments, Inc. for the period ended September 30, 2008, which appears in such Registration Statement.

/s/ The Blackwing Group LLC

Independence, Missouri

December 5, 2008